Exhibit 99.2

March 18, 2016

Office of the Chief Accountant

Division of Corporation Finance

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-3561

Re:	Todos Medical Limited

Registration Statement on Form F-1

Filed February 26, 2016

File No. 333-209744

Representation Letter Pursuant to Instruction 2 to Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

Todos Medical Limited, a foreign private issuer organized under the laws of Israel (the “Company”), in connection with a proposed initial public offering of the Company’s ordinary shares, has filed a registration statement on Form F-1 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). Pursuant to the Waiver Request submitted by the Company to the Commission on February 26, 2016 (and granted by the Commission via a letter to the Company dated March 9, 2016) with respect to the requirement that the Registration Statement contain audited financial statements as of a date not older than 12 months at the time the Registration Statement is filed with the Commission, the Company hereby represents to the Commission in accordance with Instruction 2 to Item 8.A.4 of Form 20-F:

1.	The Company is not currently a public reporting company in any other jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period of 2015.

3.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2015 will be available until March 31, 2016.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

In accordance with Instruction 2 to Item 8.A.4 of Form 20-F, this representation letter has been filed as an exhibit to the Registration Statement.

Very truly yours,

TODOS MEDICAL LIMITED

By:	/s/ Rami Zigman
Rami Zigman, Chief Executive Officer